EXHIBIT 1

AGREEMENT OF JOINT FILING

Each of the undersigned hereby agrees that the attached Schedule 13G, together with any and all amendments thereto, is filed on behalf of each of the undersigned, pursuant to Rule 13d-1 of the General Rules and Regulations of the Securities and Exchange Commission.  In accordance with Rule 13d-1(k)(1) under the Exchange Act, each of the undersigned hereby acknowledges that such undersigned party is responsible for the completeness and accuracy of the information concerning that person but is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement may be executed in several counterparts, each of which may be deemed to be an original, but all of which together will constitute one and the same Agreement.

Date: July 11, 2014
By:	Nevada Asset Holding
Fiona Barrie
Director
Signature:	/s/ Fiona Barrie

Date: July 11, 2014

By:	South Dakota Asset Holding
Fiona Barrie
Director
Signature:	/s/ Fiona Barrie

Date: July 11, 2014

By:	Wyoming Asset Holding
Fiona Barrie
Director
Signature:	/s/ Fiona Barrie

Date: July 11, 2014

Ms. Heba Iskander
Signature:	/s/ Heba Iskander